Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 of our reports dated May 15, 2020, relating to the financial statements of Yiren Digital Ltd. and the effectiveness of Yiren Digital Ltd.’s internal control over financial reporting appearing in the Annual Report on Form 20-F of Yiren Digital Ltd. for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

September 8, 2020